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                                  EXHIBIT 99.1
                                  ------------

                              Form of Press Release

                                                FOR IMMEDIATE RELEASE
                                                FOR FURTHER INFORMATION CONTACT:
                                                William F. Keefe, Exec. VP & CFO
                                                (908) 859-9539

                                                Jill A. Pursell, Vice President & Corp. Secretary
                                                (908) 859-9559

                           VISTA ANNOUNCES THE RESULTS
                       OF THE SPECIAL SHAREHOLDERS MEETING

     PHILLIPSBURG, NEW JERSEY, MAY 7, 2002 -- Vista Bancorp, Inc. (NASDAQ:VBNJ)

shareholders overwhelming approved the Agreement and Plan of Merger in which

United National Bancorp will acquire Vista Bancorp. Vista announced the results of the special Meeting of Shareholders held today at the Clarion Hotel and

Conference Center. Approximately 79% of the Company's outstanding shares were cast in favor of the merger.

     United stockholders also approved the transaction today at their annual meeting.

     The transaction is expected to be completed during the second quarter and is conditioned upon receiving necessary bank regulatory approvals.
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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN
THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY AVAILABILITY AND ACCEPTANCE OF NEW PRODUCTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE MANAGEMENT OF GROWTH, AND
THE OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING THE REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2002.
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